Exhibit 10.17
Compensatory Arrangements with Named Executive Officers
Base salary information for our named executive officers for 2013 is set forth in the table below.

Name	Title	Base Salary
James E. Heppelmann	President and Chief Executive Officer	$750,000

Jeffrey Glidden	Executive Vice President and Chief Financial Officer	$415,000

Barry F. Cohen	Executive Vice President, Strategy	$415,000

Marc Diouane	Executive Vice President, Global Services and Partners	$400,000

Anthony DiBona	Executive Vice President, Maintenance	$363,000
Compensatory arrangements relating to other aspects of our executive compensation program are included as exhibits to our Annual Report on Form 10-K for our fiscal year ended September 30, 2012. In addition, further information about compensation of our executive officers is found in our proxy statements on file with the Securities and Exchange Commission, as well as in our periodic Current Report on Form 8-K filings.